CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2025 OPERATING RESULTS

Houston, Texas (May 1, 2025) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2025. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), Core Funds from Operations ("Core FFO"), and Core Adjusted Funds from Operations (“Core AFFO”) for the three months ended March 31, 2025 are detailed below. A reconciliation of EPS to FFO, Core FFO, and Core AFFO is included in the financial tables accompanying this press release.

	Three Months Ended March 31,
Per Diluted Share	2025	2024
EPS	$0.36	$0.77
FFO	$1.70	$1.67
Core FFO	$1.72	$1.70
Core AFFO	$1.58	$1.50

	Three Months Ended	1Q25 Guidance	1Q25 Guidance
Per Diluted Share	March 31, 2025	Midpoint	Variance
EPS	$0.36	$0.34	$0.02
FFO	$1.70	$1.66	$0.04
Core FFO	$1.72	$1.68	$0.04

"We are pleased to report strong first quarter results, and a raise to our full-year 2025 earnings guidance,” said Richard J. Campo, Camden’s Chairman and CEO. “Core FFO exceeded the midpoint of our guidance by $0.04 per share in the first quarter, with $0.02 resulting from higher than anticipated revenues and the remaining $0.02 from lower interest expense and the timing of other income and expense categories. We are maintaining our guidance for same property growth given recent uncertainty in the macro-economic environment. However, we expect to incur lower than anticipated borrowing costs for the remainder of the year due to our new commercial paper program, resulting in a revised midpoint of $6.78 per share for full-year 2025 Core FFO compared to our original guidance of $6.75 per share."

	Quarterly Growth	Sequential Growth
Same Property Results	1Q25 vs. 1Q24	1Q25 vs. 4Q24
Revenues	0.8%	0.4%
Expenses	0.5%	2.2%
Net Operating Income ("NOI")	0.9%	(0.5)%

Same Property Results	1Q25	1Q24	4Q24
Occupancy	95.4%	95.0%	95.3%

For 2025, the Company defines same property communities as communities wholly-owned and stabilized since January 1, 2024, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data - Date Effective (1)	1Q25	1Q24	4Q24
Effective New Lease Rates	(3.1)%	(4.2)%	(4.6)%
Effective Renewal Rates	3.3%	4.0%	3.3%
Effective Blended Lease Rates	(0.1)%	(0.8)%	(1.1)%
(1) Average change in same property new lease and renewal rates vs. expiring lease rates when effective.

Occupancy, Bad Debt and Turnover Data	1Q25	1Q24	4Q24
Occupancy	95.4%	95.0%	95.3%
Bad Debt	0.6%	0.8%	0.7%
Annualized Gross Turnover	40%	45%	41%
Annualized Net Turnover	31%	34%	31%

Development Activity
During the quarter, construction commenced at Camden Nations in Nashville, TN. Additionally, leasing began at Camden Village District in Raleigh, NC and leasing continued at Camden Woodmill Creek in Spring, TX, Camden Durham in Durham, NC, and Camden Long Meadow Farms in Richmond, TX.

Development Communities - Construction Completed and Project in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 4/28/2025
Camden Woodmill Creek	Spring, TX	189	$72.4	94%
Camden Durham	Durham, NC	420	145.2	90%
Camden Long Meadow Farms	Richmond, TX	188	72.1	64%
Total		797	$289.7

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Estimated Cost	as of 4/28/2025
Camden Village District	Raleigh, NC	369	$138.0	14%
Camden South Charlotte	Charlotte, NC	420	163.0
Camden Blakeney	Charlotte, NC	349	154.0
Camden Nations	Nashville, TN	393	184.0
Total		1,531	$639.0

Acquisition Activity
During the quarter, the Company acquired Camden Leander, a 352-home apartment community located in the Austin, TX metropolitan area for approximately $67.7 million and Camden West Nashville, a 435-home apartment community located in Nashville, TN for approximately $131.3 million.

Capital Markets Transaction
During the quarter, the Company established a commercial paper program which allows the issuance, from time to time, of commercial paper notes up to a maximum aggregate amount outstanding of $600 million. The net proceeds of the issuances under the commercial paper program are expected to be used for general corporate purposes, which may include property acquisitions and development in the ordinary course of business, capital expenditures, and working capital. As of March 31, 2025, an aggregate of $425.8 million was outstanding under the $600 million commercial paper program.

Liquidity Analysis
As of March 31, 2025, Camden had approximately $772.9 million of liquidity comprised of approximately $26.2 million in cash and cash equivalents, and approximately $746.7 million of availability under its unsecured credit facility and commercial paper program. At quarter-end, the Company had approximately $350.7 million left to fund under its existing wholly-owned development pipeline.

Earnings Guidance
Camden updated its earnings guidance for 2025 based on its current and expected views of the apartment market and general economic conditions, and provided guidance for second quarter 2025 as detailed below. Expected EPS excludes gains, if any, from future real estate transactions.

	2Q25	2025	2025 Midpoint
Per Diluted Share	Range	Range	Current	Prior	Change
EPS	$0.27 - $0.31	$1.01 - $1.31	$1.16	$1.15	$0.01
FFO	$1.65 - $1.69	$6.53 - $6.83	$6.68	$6.65	$0.03
Core FFO(1)	$1.67 - $1.71	$6.63 - $6.93	$6.78	$6.75	$0.03
(1) The Company's 2025 core FFO guidance excludes approximately $0.10 per share of non-core charges for legal costs and settlements and expensed transaction pursuit costs.

	2025	2025 Midpoint
Same Property Growth Guidance	Range	Current	Prior	Change
Revenues	0.00% - 2.00%	1.00%	1.00%	0.00%
Expenses	2.25% - 3.75%	3.00%	3.00%	0.00%
NOI	(1.50%) - 1.50%	0.00%	0.00%	0.00%

Camden intends to update its earnings guidance to the market on a quarterly basis. Additional information on the Company’s 2025 financial outlook including key assumptions for same property growth and a reconciliation of expected EPS to expected FFO and expected Core FFO are included in the financial tables accompanying this press release.

Conference Call
Friday, May 2, 2025 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061; Passcode: 5843308
Webcast: https://investors.camdenliving.com

The Company strongly encourages interested parties to join the call via webcast in order to view any associated videos, slide presentations, etc. The dial-in phone line will be reserved for accredited analysts and investors who plan to pose questions to Management during the Q&A session of the call.

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 500 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns and operates 176 properties containing 59,647 apartment homes across the United States. Upon completion of 4 properties currently under development, the Company’s portfolio will increase to 61,178 apartment homes in 180 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 18 consecutive years, most recently ranking #18. For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING DATA

Property revenues (a)	$390,565	$383,141

Property expenses
Property operating and maintenance	89,698	89,044
Real estate taxes	49,722	49,501
Total property expenses	139,420	138,545

Non-property income
Fee and asset management	2,487	1,284
Interest and other income	10	1,768
Income on deferred compensation plans	1,198	5,819
Total non-property income	3,695	8,871

Other expenses
Property management	9,895	9,394
Fee and asset management	671	443
General and administrative	18,708	16,693
Interest	33,790	32,537
Depreciation and amortization	149,252	144,802
Expense on deferred compensation plans	1,198	5,819
Total other expenses	213,514	209,688

Loss on early retirement of debt	—	(921)
Gain on sale of operating property	—	43,806
Income from continuing operations before income taxes	41,326	86,664
Income tax expense	(559)	(905)
Net income	40,767	85,759
Net Income allocated to non-controlling interests	(1,945)	(1,870)
Net income attributable to common shareholders	$38,822	$83,889

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$40,767	$85,759
Other comprehensive income
Unrealized gain on cash flow hedging activities	—	85
Reclassification of net loss on cash flow hedging activities, prior service cost and net loss on post retirement obligation	351	1,089
Comprehensive income	41,118	86,933
Net income allocated to non-controlling interests	(1,945)	(1,870)
Comprehensive income attributable to common shareholders	$39,173	$85,063

PER SHARE DATA

Total earnings per common share - basic	$0.36	$0.77
Total earnings per common share - diluted	0.36	0.77

Weighted average number of common shares outstanding:
Basic	108,530	108,706
Diluted	108,597	108,729

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2025, we recognized $390.6 million of property revenue which consisted of approximately $348.3 million of rental revenue and approximately $42.3 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. This compares to property revenue of $383.1 million recognized for the three months ended March 31, 2024, made up of approximately $341.5 million of rental revenue and approximately $41.6 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $11.4 million and $10.7 million for the three months ended March 31, 2025 and 2024,

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$38,822	$83,889
Real estate depreciation and amortization	146,168	141,847
Income allocated to non-controlling interests	1,945	1,870
Gain on sale of property	—	(43,806)
Funds from operations	$186,935	$183,800

Plus: Casualty-related expenses, net of recoveries (a)	130	1,523
Plus: Severance (b)	—	506
Plus: Legal costs and settlements (b)	1,872	852
Plus: Loss on early retirement of debt	—	921
Plus: Expensed transaction, development, and other pursuit costs (b)	881	—
Core funds from operations	$189,818	$187,602

Less: Recurring capitalized expenditures (c)	(16,098)	(22,025)

Core adjusted funds from operations	$173,720	$165,577

PER SHARE DATA
Funds from operations - diluted	$1.70	$1.67
Core funds from operations - diluted	1.72	1.70
Core adjusted funds from operations - diluted	1.58	1.50
Distributions declared per common share	1.05	1.03

Weighted average number of common shares outstanding:
FFO/Core FFO/Core AFFO - diluted	110,191	110,323

PROPERTY DATA
Total operating properties (end of period) (d)	176	171
Total operating apartment homes in operating properties (end of period) (d)	59,647	58,061
Total operating apartment homes (weighted average)	59,074	58,336

.

(a) Non-core adjustment generally recorded within Property NOI.

(b) Non-core adjustment generally recorded within General and Administrative Expenses.

(c) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(d) Includes joint ventures and properties held for sale, if any.

Note: Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024
ASSETS
Real estate assets, at cost
Land	$1,763,468	$1,722,526	$1,718,185	$1,716,515	$1,706,983
Buildings and improvements	11,550,852	11,319,460	11,222,261	11,148,312	11,014,440
	13,314,320	13,041,986	12,940,446	12,864,827	12,721,423
Accumulated depreciation	(5,011,583)	(4,867,422)	(4,725,152)	(4,582,440)	(4,439,710)
Net operating real estate assets	8,302,737	8,174,564	8,215,294	8,282,387	8,281,713
Properties under development and land	403,657	401,542	418,209	439,758	477,481
Total real estate assets	8,706,394	8,576,106	8,633,503	8,722,145	8,759,194
Accounts receivable – affiliates	8,950	8,991	8,993	9,903	10,350
Other assets, net (a)	239,999	234,838	262,339	245,625	233,137
Cash and cash equivalents	26,182	21,045	31,234	93,932	92,693
Restricted cash	11,607	11,164	11,112	7,969	8,230
Total assets	$8,993,132	$8,852,144	$8,947,181	$9,079,574	$9,103,604

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$3,405,255	$3,155,233	$3,121,499	$3,222,569	$3,223,285
Secured	330,416	330,358	330,299	330,241	330,184
Accounts payable and accrued expenses	195,197	215,179	221,880	212,247	213,896
Accrued real estate taxes	46,192	78,529	131,693	90,702	46,612
Distributions payable	115,983	113,549	113,505	113,506	113,556
Other liabilities (b)	212,871	212,107	214,027	183,377	182,443
Total liabilities	4,305,914	4,104,955	4,132,903	4,152,642	4,109,976

Equity
Common shares of beneficial interest	1,157	1,158	1,158	1,157	1,157
Additional paid-in capital	5,936,982	5,930,729	5,927,477	5,924,608	5,919,851
Distributions in excess of net income attributable to common shareholders	(973,416)	(897,931)	(826,725)	(710,633)	(641,663)
Treasury shares	(351,092)	(359,732)	(359,989)	(359,975)	(356,880)
Accumulated other comprehensive income/(loss) (c)	1,325	974	641	283	(78)
Total common equity	4,614,956	4,675,198	4,742,562	4,855,440	4,922,387
Non-controlling interests	72,262	71,991	71,716	71,492	71,241
Total equity	4,687,218	4,747,189	4,814,278	4,926,932	4,993,628
Total liabilities and equity	$8,993,132	$8,852,144	$8,947,181	$9,079,574	$9,103,604

(a) Includes net deferred charges of:	$2,730	$2,675	$3,244	$3,703	$4,286

(b) Includes deferred revenues of:	$760	$767	$830	$894	$958

(c) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain/(loss) on cash flow hedging activities.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains and losses on dispositions of real estate, impairment write-downs of certain real estate assets, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies.

Core FFO

Core FFO represents FFO as further adjusted for Non-Core Adjustments. We consider Core FFO to be a helpful supplemental measure of operating performance as it excludes certain items which by their nature are not comparable period over period and therefore tends to obscure actual operating performance. Our definition of Core FFO may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs.

Core Adjusted FFO

In addition to FFO & Core FFO, we compute Core Adjusted FFO ("Core AFFO") as a supplemental measure of operating performance. Core AFFO is calculated utilizing Core FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to Core FFO and Core AFFO is provided below:

	Three Months Ended March 31,
	2025	2024
Net income attributable to common shareholders	$38,822	$83,889
Real estate depreciation and amortization	146,168	141,847
Income allocated to non-controlling interests	1,945	1,870
Gain on sale of property	—	(43,806)
Funds from operations	$186,935	$183,800

Plus: Casualty-related expenses, net of recoveries	130	1,523
Plus: Severance	—	506
Plus: Legal costs and settlements	1,872	852
Plus: Loss on early retirement of debt	—	921
Plus: Expensed transaction, development, and other pursuit costs	881	—
Core funds from operations	$189,818	$187,602

Less: Recurring capitalized expenditures	(16,098)	(22,025)

Core adjusted funds from operations	$173,720	$165,577

Weighted average number of common shares outstanding:
EPS diluted	108,597	108,729
FFO/Core FFO/ Core AFFO diluted	110,191	110,323

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Reconciliation of FFO, Core FFO, and Core AFFO per share

	Three Months Ended March 31,
	2025	2024
Total Earnings Per Common Share - Diluted	$0.36	$0.77
Real estate depreciation and amortization	1.32	1.28
Income allocated to non-controlling interests	0.02	0.02
Gain on sale of operating property	—	(0.40)
FFO per common share - Diluted	$1.70	$1.67

Plus: Casualty-related expenses, net of recoveries	—	0.01
Plus: Severance	—	—
Plus: Legal costs and settlements	0.01	0.01
Plus: Loss on early retirement of debt	—	0.01
Plus: Expensed transaction, development, and other pursuit costs	0.01	—
Core FFO per common share - Diluted	$1.72	$1.70

Less: Recurring capitalized expenditures	(0.14)	(0.20)

Core AFFO per common share - Diluted	$1.58	$1.50

Expected FFO & Core FFO

Expected FFO and Core FFO is calculated in a method consistent with historical FFO and Core FFO, and is considered appropriate supplemental measures of expected operating performance when compared to expected earnings per common share (EPS). A reconciliation of the ranges provided for diluted EPS to expected FFO and expected Core FFO per diluted share is provided below:

	2Q25	Range	2025	Range
	Low	High	Low	High
Expected earnings per common share - diluted	$0.27	$0.31	$1.01	$1.31
Expected real estate depreciation and amortization	1.36	1.36	5.45	5.45
Expected income allocated to non-controlling interests	0.02	0.02	0.07	0.07
Expected FFO per share - diluted	$1.65	$1.69	$6.53	$6.83
Anticipated Adjustments to FFO	0.02	0.02	0.10	0.10
Expected Core FFO per share - diluted	$1.67	$1.71	$6.63	$6.93

Note: This table contains forward-looking statements. Please see paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less total property expenses. NOI is further detailed in the Components of Property NOI schedules on page 11 of the supplement. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. Our definition of NOI may differ from other REITs and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of net income to net operating income is provided below:

	Three months ended March 31,
	2025	2024
Net income	$40,767	$85,759
Less: Fee and asset management income	(2,487)	(1,284)
Less: Interest and other income	(10)	(1,768)
Less: Income on deferred compensation plans	(1,198)	(5,819)
Plus: Property management expense	9,895	9,394
Plus: Fee and asset management expense	671	443
Plus: General and administrative expense	18,708	16,693
Plus: Interest expense	33,790	32,537
Plus: Depreciation and amortization expense	149,252	144,802
Plus: Expense on deferred compensation plans	1,198	5,819
Plus: Loss on early retirement of debt	—	921
Less: Gain on sale of operating property	—	(43,806)
Plus: Income tax expense	559	905
NOI	$251,145	$244,596

"Same Property" Communities	$243,369	$241,165
Non-"Same Property" Communities	4,759	2,596
Development and Lease-Up Communities	2,013	2
Disposition/Other	1,004	833
NOI	$251,145	$244,596

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

EBITDAre and Adjusted EBITDAre

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre are supplemental measures of our financial performance. EBITDAre is calculated in accordance with the definition adopted by NAREIT as earnings before interest, taxes, depreciation and amortization plus or minus losses and gains from the sale of certain real estate assets, including gains/losses on change of control, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and adjustments to reflect the Company’s share of EBITDAre of unconsolidated joint ventures.

Adjusted EBITDAre represents EBITDAre as further adjusted for non-core items. The Company considers EBITDAre and Adjusted EBITDAre to be appropriate supplemental measures of operating performance to net income because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions, and impairment write-downs of certain real estate assets. Annualized Adjusted EBITDAre is Adjusted EBITDAre as reported for the period multiplied by 4 for quarter results. A reconciliation of net income to EBITDAre and adjusted EBITDAre is provided below:

	Three months ended March 31,
	2025	2024
Net income	$40,767	$85,759
Plus: Interest expense	33,790	32,537
Plus: Depreciation and amortization expense	149,252	144,802
Plus: Income tax expense	559	905
Less: Gain on sale of operating property	—	(43,806)
EBITDAre	$224,368	$220,197

Plus: Casualty-related expenses, net of recoveries	130	1,523
Plus: Severance	—	506
Plus: Legal costs and settlements	1,872	852
Plus: Loss on early retirement of debt	—	921
Plus: Expensed transaction, development, and other pursuit costs	881	—
Adjusted EBITDAre	$227,251	$223,999
Annualized Adjusted EBITDAre	$909,004	$895,996

Net Debt to Annualized Adjusted EBITDAre

The Company believes Net Debt to Annualized Adjusted EBITDAre to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net Debt and computes the ratio to Adjusted EBITDAre for the following periods:

Net Debt:

	Average monthly balance for the
	Three months ended March 31,
	2025	2024
Unsecured notes payable	$3,404,088	$3,245,471
Secured notes payable	330,396	330,165
Total average debt	3,734,484	3,575,636
Less: Average cash and cash equivalents	(12,302)	(66,007)
Net debt	$3,722,182	$3,509,629

Net Debt to Annualized Adjusted EBITDAre:

	Three months ended March 31,
	2025	2024
Net debt	$3,722,182	$3,509,629
Annualized Adjusted EBITDAre	909,004	895,996
Net Debt to Annualized Adjusted EBITDAre	4.1x	3.9x